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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

AgroFresh Solutions, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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AGROFRESH SOLUTIONS, INC.
100 S. Independence Mall West
Philadelphia, PA 19106

April 15, 2016

To the Stockholders of AgroFresh Solutions, Inc. (the "Company"):

        You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 8:30 a.m. Eastern Time, on Thursday, June 2, 2016, at 100 S. Independence Mall West, Philadelphia, PA 19106.

        Information regarding each of the matters to be voted on at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote "for" each of the proposals to be presented at the meeting.

        Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet voting system or by written proxy will ensure your representation at the annual meeting if you do not attend in person.

        Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the annual meeting.

Very truly yours,

Nance K. Dicciani Chair of the Board

AGROFRESH SOLUTIONS, INC.
100 S. Independence Mall West
Philadelphia, PA 19106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2016

        The Annual Meeting of Stockholders of AgroFresh Solutions, Inc., a Delaware corporation (the "Company"), will be held at 8:30 a.m. Eastern Time, on Thursday, June 2, 2016, at 100 S. Independence Mall West, Philadelphia, PA 19106, for the following purposes:

  1.
  To elect one (1) Class I director to serve for a three-year term expiring at the 2019 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

  3.
  To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

  4.
  To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        Only stockholders of record at the close of business on April 8, 2016 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet voting system or to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

By order of the Board of Directors,
Nance K. Dicciani Chair of the Board

Philadelphia, Pennsylvania
April 15, 2016

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 2, 2016: The proxy statement and annual report to security holders are available at www.agrofresh.com.

AGROFRESH SOLUTIONS, INC.
100 S. Independence Mall West
Philadelphia, PA 19106

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you furnish me this Proxy Statement?

        This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of AgroFresh Solutions, Inc., a Delaware corporation (the "Company," "we," us," or "our"), for use at the annual meeting of the Company's stockholders to be held at 8:30 a.m. Eastern Time, on Thursday, June 2, 2016, at 100 S. Independence Mall West, Philadelphia, PA 19106, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided. The approximate date on which this proxy statement and the enclosed proxy card were sent to the Company's stockholders is April 18, 2016.

What proposals will be addressed at the annual meeting?

        Stockholders will be asked to consider the following proposals at the annual meeting:

  1.
  To elect one (1) Class I director to serve for a three-year term expiring at the 2019 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

  3.
  To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

  4.
  To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

        The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote as set forth in the following pages of this proxy statement with respect to each Proposal.

Who may vote on these proposals?

        Stockholders who owned shares of the Company's common stock (the "Common Stock") as of the close of business on Friday, April 8, 2016 (the "Record Date") are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

        As of the Record Date, the Company had 50,562,176 issued and outstanding shares of Common Stock entitled to vote at the annual meeting.

How many votes do I have?

        Each share of Common Stock is entitled to one vote on each matter that comes before the annual meeting.

Why would the annual meeting be adjourned or postponed?

        The Board intends to adjourn and postpone the annual meeting if, as of June 1, 2016, the number of shares of voting stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

What constitutes a quorum?

        To conduct business at the Company's annual meeting, a majority of the voting power of the issued and outstanding shares of Common Stock must be present in person or represented by proxy. This is known as a "quorum." Abstentions and broker non-votes (described below) will count toward establishing a quorum.

How do I vote by proxy?

        Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting or to vote in person.

        If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

  1.
  FOR the election of the one (1) Class I director nominee identified below to the Board of Directors;

  2.
  FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

  3.
  FOR the Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve of the proposals; and

  4.
  In the proxy's discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

        As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 3 that will be brought before the annual meeting.

How do I vote in person?

        If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive.

What if my shares are held in street name?

        If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in "street name"), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope provided.

        In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a "broker non-vote." Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of the Class I director unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See "Vote Required" following each proposal for further information.

        If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the meeting, you must obtain a "legal proxy" from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the meeting.

May I revoke my proxy?

        If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

  1.
  You may send in another proxy bearing a later date;

  2.
  You may notify the Company in writing (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) at the Company's principal executive and administrative offices before the annual meeting that you are revoking your proxy; or

  3.
  You may vote in person at the annual meeting.

What vote is required to approve each proposal?

Proposal 1:    Election of one (1) Class I director nominees to the Board of Directors.

        Class I directors are elected by a plurality of all votes cast by holders of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director's seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Proposal 2:    Ratification of the independent registered public accounting firm.

        The ratification of the appointment of the Company's independent registered public accounting firm, as described in Proposal 2, requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the ratification, but a broker non-vote will have no impact on the outcome of the vote on Proposal 2. However, because brokers generally have discretionary authority to vote on the ratification of independent auditors, broker non-votes are generally not expected to result from the vote on Proposal 2.

Proposal 3:    Adjournment of the annual meeting.

        The approval of a resolution authorizing the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 3, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against adjournment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 3.

Are there any dissenters' rights of appraisal?

        The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company's Amended and Restated Certificate of Incorporation or the Company's Bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder's shares.

Who bears the cost of soliciting proxies?

        The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where are the Company's principal executive and administrative offices?

        The principal executive and administrative offices of the Company are located at 100 S. Independence Mall West, Philadelphia, Pennsylvania 19106 and the telephone number is (215) 592-3687.

How can I obtain additional information about the Company?

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Form 10-K"), which contains audited consolidated financial statements for the year ended December 31, 2015, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10-K will be furnished, without charge, to stockholders upon written request. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate fee. Stockholders may notify the Company of their requests by writing or calling the Company at its principal executive and administrative offices at 100 S. Independence Mall West, Philadelphia, Pennsylvania 19106, Attention: Corporate Secretary, telephone number (215) 592-3687.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC's website address is http://www.sec.gov. In addition, the Company's Exchange Act filings may be inspected and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

 INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

        Set forth below are descriptions of the backgrounds of the directors and director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should serve on the Board of Directors.

Nominee for Director Standing for Election

        Marc Lasry, 56, re-joined our Board since February 2016, having previously served as Chairman of the Board from February 2014 until the consummation of our business combination with The Dow Chemical Company ("TDCC") on July 31, 2015 (the "Business Combination"). Mr. Lasry is the chairman, chief executive officer and co-founder of Avenue Capital Group ("Avenue"). Mr. Lasry has also served as Chairman of the board of directors of Boulevard Acquisition Corp. II, a publicly-traded special purpose acquisition company ("Boulevard II"), since September 2015. Prior to founding Avenue, Mr. Lasry co-founded Amroc Investments, LLC, and prior to that, managed capital for its predecessor, Amroc Investments, L.P., a distressed debt investment firm organized in association with the Robert M. Bass Group. Prior to that, Mr. Lasry served as Co-Director of the Bankruptcy and Corporate Reorganization Department at Cowen & Company and as Director of the Private Debt Department at Smith Vasiliou Management. Mr. Lasry clerked for the Honorable Edward Ryan, former Chief Bankruptcy Judge of the Southern District of New York. Throughout his career, Mr. Lasry has served on the board of advisors/directors or as a member of both for-profit and not-for-profit public and private companies not affiliated with Avenue, including the Mount Sinai School of Medicine, 92nd Street Y, the Council on Foreign Relations, the Clinton Global Initiative and the Global Endowment Management. Mr. Lasry holds a Bachelor of Arts degree in History from Clark University and a juris doctor degree from New York Law School.

        The Board believes that Mr. Lasry is qualified to serve on our Board because of his extensive private investment experience, as well as his board experience with public and private companies.

Continuing Directors with Terms Expiring in 2017

        Robert J. Campbell, 67, has served on our Board since February 2014. Since November 2011, Mr. Campbell has served as the Chairman of the board of directors of Enstar Group Limited, an insurance run-off company, and has served as its independent director since November 2007. Mr. Campbell served as an independent director of Camden National Corporation, a public holding company, from 1999 to 2014. Mr. Campbell has also served as a director of Boulevard II since September 2015. Since January 1991, Mr. Campbell has served as a partner at Beck, Mack & Oliver LLC, a private investment advisory firm. Mr. Campbell holds a Bachelor of Arts degree in Political Economy from Williams College.

        The Board believes that Mr. Campbell is qualified to serve on our Board because of his private investment advisory experience and his board experience with private and public companies.

        Stephen S. Trevor, 52, has served on our Board since our inception in October 2013. From our inception until the consummation of the Business Combination on July 31, 2015, he also served as our President, Chief Executive Officer and Secretary. Since February 2012, Mr. Trevor has served as a portfolio manager at Avenue focused on private debt, private equity and distressed for control investments. Mr. Trevor has also served as President, Chief Executive Officer and a director of Boulevard II since July 2015. From 2007 to 2010, Mr. Trevor held various leadership roles at Morgan Stanley, including co-head of Merchant Banking and Private Equity, global co-head of Investment Management and a member of Morgan Stanley's management and risk committees. Prior to Morgan Stanley, Mr. Trevor was a partner and managing director in the Principal Investment Area in Goldman Sachs. Mr. Trevor has served on the board of directors of various companies, including Berry Plastics

Corporation, Capmark Financial Group, Cobalt International Energy, L.P., Cognis, Deutsche Kabel, Messer Griesheim Holding and Wincor Nixdorf. Mr. Trevor holds a Bachelor of Arts degree in Political Science and Psychology from Columbia College and a Master of Business Administration degree from Harvard Business School.

        The Board believes that Mr. Trevor is qualified to serve on our Board because of his private investment and investment banking experience and his board experience with public and private companies.

Continuing Directors with Terms Expiring in 2018

        Nance K. Dicciani, 68, joined our Board upon the consummation of the Business Combination on July 31, 2015, and was appointed Chair of the Board on August 13, 2015. Ms. Dicciani is the retired President and Chief Executive Officer of Honeywell International Specialty Materials (a diversified technology and manufacturing company), a position she held from 2001 to 2008. Ms. Dicciani has served as a director of Praxair, Inc. since 2008, Halliburton Company since 2009 and LyondellBasell Industries N.V. since 2013, and served as a director of Rockwood Holdings, Inc. from 2008 to 2014. Ms. Dicciani holds a Bachelor's degree in Chemical Engineering from Villanova University, a Master's degree from the University of Virginia, a Ph.D degree from the University of Pennsylvania and a Master of Business Administration degree from the Wharton Business School of the University of Pennsylvania.

        The Board believes that Ms. Dicciani is qualified to serve on our Board due to her technical expertise in the chemical industry, her international operations expertise and her executive experience as a chief executive officer of a multi-billion dollar strategic business group of a major multinational corporation.

        Gregory M. Freiwald, 62, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Freiwald retired from TDCC in March 2015. Mr. Freiwald served as an Executive Vice President and Chief Human Resources Officer of TDCC from January 2008 until he retired. During that time, he also had responsibilities for Aviation and Corporate Affairs, and was a member of TDCC's Executive Leadership Team. Mr. Freiwald joined TDCC in 1979 and held various roles prior to being named Executive Vice President and Chief Human Resources Officer in January 2008. Mr. Freiwald was a board member of the Dow Chemical Company Foundation from 2009 until April 2015. Mr. Freiwald holds a Bachelor's degree in Business Administration from Universidad Del Centro de La Provincia de Buenos Aires.

        The Board believes that Mr. Freiwald is qualified to serve on our Board due to his significant human resources and international experience.

        Macauley Whiting, Jr., 59, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Whiting has served as President of The Herbert H. and Grace A. Dow Foundation since April 2014, as Treasurer since 2005 and as a trustee thereof since 1996. In addition, Mr. Whiting served as President and Chief Executive Officer of Decker Energy International, a privately-held renewable energy company he founded in 1982 and built up until 2012, when he sold the company. Mr. Whiting holds a B.S.E. degree, cum laude, in Chemical Engineering from Princeton University.

        The Board believes that Mr. Whiting is qualified to serve on our Board due to his general business acumen, knowledge of chemistry and extensive management experience.

        Each of Mr. Freiwald and Mr. Whiting was initially designated for nomination to our Board pursuant to the terms of the Stock Purchase Agreement, dated April 30, 2015, by and between the Company and TDCC (the "Purchase Agreement").

Preferred Director

        Pursuant to the terms of the one share of our Series A preferred stock (the "Series A Preferred Stock") that was issued to TDCC upon the consummation of the Business Combination, TDCC is entitled to appoint one director (the "Preferred Director") to the Board for so long as TDCC beneficially holds 10% or more of the aggregate amount of the outstanding shares of our Common Stock and non-voting common stock. The Series A Preferred Stock does not have any other rights.

        Torsten Kraef, 49, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Kraef has served as the Corporate Vice President of Strategy Development and New Business Development for TDCC since August 2013 where he leads the development of TDCC's corporate strategy and coordinates implementation of TDCC's key strategic tracks. He also leads TDCC's incubation of strategic and innovative new business growth opportunities. Mr. Kraef is a member of TDCC's Executive Operations Team, which is accountable for delivering enterprise-level operational results for TDCC, and he has been working closely with the TDCC board of directors since 2012. Prior to that he served as Corporate Vice President of Strategy Development of TDCC from September 2012 to August 2013, as Vice President of Strategy Development and Chemicals and a member of the board of MEGlobal, a joint venture between TDCC and Petrochemical Industries Company (PIC) of Kuwait from May 2012 to September 2012, and Vice President of TDCC's Thermoset unit from November 2010 to May 2012. Mr. Kraef joined TDCC in June 1991 and held various roles prior to being named Vice President of TDCC's Building and Construction unit in February 2007. Mr. Kraef holds a degree in Banking Management from the Industry and Trade Chamber in Düsseldorf, Germany, and a masters/diploma in Business Administration from the University of Düsseldorf, specializing in Sustainable Manufacturing, International Management and Marketing.

EXECUTIVE OFFICERS

        Our current executive officers are listed in the following table, and certain information concerning those officers follows the table. In addition, since March 10, 2016, upon the resignation of Thomas Macphee as our Chief Executive Officer and a member of our Board, Nance K. Dicciani, Chair of our Board, and Stephen S. Trevor, a member of our Board, have been serving as co-members of a newly-created Office of the Chair, to assume the duties and responsibilities of Chief Executive Officer and President on an interim basis until a permanent Chief Executive Officer and President is hired.

Name	Age	Position
Stan Howell*	61	President
Margaret M. Loebl	56	Executive Vice President and Chief Financial Officer
Thomas Ermi	51	Vice President, Secretary and General Counsel
Mark Zettler	53	Vice President, Research and Development and Regulatory Affairs

*
On March 11, 2016, we announced that Mr. Howell will be resigning from his position with the Company effective on April 30, 2016.

        Stan Howell has served as our President since the consummation of the Business Combination on July 31, 2015. Prior to that, he served as President and a director of AgroFresh Inc. since May 2014. Previously, he served as Commercial Leader for Dow AgroSciences North America from January 2002 to April 2014; increasing his responsibilities to include Dow's Pest Management business, Mycogen Seeds Commercial organization, Traits and Germplasm Licensing business and the Healthy Oils business. Mr. Howell joined Dow in August 1976 and has held various roles including sales representative, communications manager, product manager, sales manager and marketing manager before being named Director of Business Services in March 1993. Mr. Howell was appointed General

Manager of Dow's Midwest Business Unit in October 1995, and Global Leader, Insect Management Global Business Unit and North America Trade Area in February 1998. He has a B.S. degree in Marketing from Indiana University, Bloomington. Mr. Howell will be resigning from the Company effective on April 30, 2016.

        Margaret M. Loebl has served as our Executive Vice President and Chief Financial Officer since September 21, 2015. Ms. Loebl has approximately 30 years of global finance experience, most recently serving as Vice President, Chief Financial Officer and Treasurer of Quaker Chemical Company (NYSE: KWR), a leading global provider of process fluids, chemical specialties and technical expertise, since June 2012. Prior to that, from August 2011 to December 2011 she provided senior executive-level financial consulting services in Paris, France, for Constellium, a leader in the manufacturing of high-quality aluminum products and solutions. Prior to joining Constellium, she served from October 2008 through December 2010 as Corporate Vice President, Chief Financial Officer and Treasurer of TechTeam Global, Inc., a provider of information technology and business process outsourcing services. Ms. Loebl served as an Executive in Residence at the University of Illinois in support of the University's Finance Academy from August 2007 to December 2008. Ms. Loebl holds a Masters of Business Administration degree from the University of Chicago Booth School of Business and a Bachelor of Arts degree from Wellesley College.

        Thomas Ermi has served as our Vice President, Secretary and General Counsel since the consummation of the Business Combination on July 31, 2015. From 2009 until joining the Company, Mr. Ermi was a Managing Attorney in the Dow Legal Department, where he served as the Commercial Legal Director and member of the Management Team for Dow's $2.2 billion global Electronic Materials Business. Mr. Ermi joined Rohm and Haas Company in 2000, serving as the Commercial Legal Director and member of the Management Team for the Electronic Materials business as well as the Powder Coatings and Automotive Coatings businesses. In the 15 years he has been with Dow and Rohm and Haas, Mr. Ermi has been involved in numerous M&A transactions in North America, Europe and Asia Pacific and has closed deals with an aggregate transaction value exceeding $4 billion. Mr. Ermi began his legal career in 1992 as an Associate at Duane Morris & Heckscher in Philadelphia, where he worked first as a commercial litigator and then as a commercial lawyer. Prior to that, Mr. Ermi was an auditor for Price Waterhouse in Philadelphia. Mr. Ermi holds a B.S. degree in Accounting from Villanova University, and a juris doctor degree from the University of Pennsylvania.

        Mark Zettler has served as our Vice President, Research and Development and Regulatory Affairs since the consummation of the Business Combination on July 31, 2015. Dr. Zettler joined AgroFresh Inc. as Vice President, R&D and Regulatory Affairs in December 2013, and had worked in Dow's research and development programs since August 1988. Dr. Zettler joined Dow AgroSciences as Group Leader for Specialty Synthesis and Early Stage Process Research in July 1997 and held various global leadership roles in discovery research, new product development and new business development since then. He holds a Ph.D. in organic chemistry from Case Western Reserve University and is a member of the Institute of Food Technologists, American Oils Chemistry Society, and the American Chemical Society.

 CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

        From the consummation of the Business Combination on July 31, 2015 until the resignation of Thomas Macphee as our Chief Executive Officer on March 10, 2016, the roles of Chair of the Board and Chief Executive Officer were held by separate persons. Since March 10, 2016, Nance K. Dicciani, Chair of our Board, and Stephen S. Trevor, a member of our Board, have been serving as co-members of a newly-created Office of the Chair, assuming the duties and responsibilities of Chief Executive Officer and President on an interim basis until a permanent chief executive officer and president is hired. We anticipate that upon our appointment of a new Chief Executive Officer the roles of Chair of the Board and Chief Executive Officer will again be separated.

        Generally, the Chair of the Board is responsible for assisting in long-term strategic planning, overseeing and advising the Chief Executive Officer and presiding over meetings of the Board, and the Chief Executive Officer is responsible for leading our day-to-day performance. While we do not have a policy with respect to the separation of the roles of Chair of the Board and Chief Executive Officer, the Board believes that the separation of these roles provides several important advantages, including: enhancing the accountability of the Chief Executive Officer to the Board, assisting the Board in reaching consensus on particular strategies and policies, and facilitating robust director, Board, and executive officer evaluation processes.

        Our Board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal, and regulatory matters. The Board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The Board's risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The Board's role in risk oversight has no effect on the Board's leadership structure. In addition, committees of the Board assist in its risk oversight responsibility, including:

  •
  The Audit Committee assists the Board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

  •
  The Compensation Committee assists the Board in its oversight of risk relating to compensation policies and practices. The Compensation Committee annually reviews our compensation policies, programs, and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company.

  •
  The Corporate Governance and Nominating Committee, in addition to recommending individuals to be designated as nominees to the Board, develops and recommends to the Board our corporate governance guidelines.

Classes of Directors

        Our Board of Directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Mr. Lasry is currently the only Class I director, and there are two vacancies in Class I. If elected to the Board at the annual meeting, Mr. Lasry will serve for a three-year term expiring at the 2019 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal. Mr. Campbell and Mr. Trevor are the Class II directors, whose terms of office will continue until the annual meeting of stockholders in 2017 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Ms. Dicciani, Mr. Freiwald and Mr. Whiting are the Class III directors, whose terms of office will continue until the annual meeting of stockholders in 2018 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Mr. Kraef serves as the Preferred Director pursuant to the terms of the Series A Preferred Stock.

        The following chart summarizes the classification of our Board of Directors and our standing committee structure:

Name	Class	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robert J. Campbell	II	X*		X
Nance K. Dicciani	III		X
Gregory M. Freiwald	III		X*	X
Torsten Kraef	N/A			X
Marc Lasry	I	X
Stephen S. Trevor	II		X	X*
Macauley Whiting, Jr.	III	X	X

*
Chairman of applicable committee.

        During 2015, the Board held 18 meetings. Each of our incumbent directors attended at least 75% of all meetings of the Board and any standing committees of the Board on which such director served. We do not have a formal policy regarding Board members' attendance at annual meetings of stockholders though we encourage Board members to attend.

Independence of Directors

        As a result of our securities being listed on the NASDAQ Stock Market, we adhere to the rules of that exchange in determining whether a director is independent. The NASDAQ Stock Market requires that a majority of the Board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company's board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that all of our current directors are independent directors.

Audit Committee

        Our Audit Committee consists of Mr. Campbell, Mr. Lasry and Mr. Whiting. Each is an independent director and, as required by the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, we must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board has determined that Mr. Campbell satisfies the definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the investor relations section of the Company's website, www.agrofresh.com. During 2015, the Audit Committee met four times.

        The Audit Committee's duties include, among other things:

  •
  reviewing and discussing with management and the independent registered public accountant our annual and quarterly financial statements;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

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  monitoring the independence of the independent auditor;

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  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  reviewing and approving all transactions between us and related persons;

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  inquiring and discussing with management our compliance with applicable laws and regulations and our code of ethics;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

  •
  appointing or replacing the independent auditor;

  •
  determining the compensation and oversight of the work of the independent auditor including resolution of disagreements between management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work; and

  •
  establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies.

Compensation Committee

        Our Compensation Committee consists of Ms. Dicciani, Mr. Freiwald, Mr. Trevor and Mr. Whiting. Each is a non-employee director who is independent in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. Among other functions, the Compensation Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof. The Compensation Committee operates under a written charter adopted by the Board. During 2015, the Compensation Committee met two times.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee consists of Mr. Campbell, Mr. Freiwald, Mr. Kraef and Mr. Trevor, each of whom is an independent director in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. The principal duties and responsibilities of our Corporate Governance and Nominating Committee are to identify qualified individuals to become Board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The

Corporate Governance and Nominating Committee operates under a written charter adopted by the Board. During 2015, the Corporate Governance and Nominating Committee met one time.

Director Nominees

        Our Corporate Governance and Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. Our Corporate Governance and Nominating Committee will consider persons identified by our stockholders, management, investment bankers and others, though no formal policy exists for doing so. In general, the committee believes that persons to be nominated should be actively engaged in business, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. Our Corporate Governance and Nominating Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that it believes can best implement our business plan, perpetuate our business and represent stockholder interests. Our Corporate Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. Our Corporate Governance and Nominating Committee will not distinguish among nominees recommended by stockholders and other persons.

        Specifically, the guidelines for selecting nominees provide that our Corporate Governance and Nominating Committee expects to consider and evaluate candidates based on, among other factors, the following criteria:

  •
  independence under the rules of the NASDAQ Stock Market;

  •
  accomplishments and reputations, both personal and professional;

  •
  relevant experience and expertise;

  •
  knowledge of our Company and issues affecting our Company;

  •
  moral and ethical character; and

  •
  ability to commit the required time necessary to discharge the duties of Board membership.

        Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to our Secretary as described in "Submission of Stockholder Proposals for the 2016 Annual Meeting of Stockholders" in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the number of shares of Common Stock that are beneficially owned by such stockholder and that are owned of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (iii) a description of all arrangements or understandings relating to the nomination to be made by the stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names),

(iv) a representation that the stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        As discussed above, TDCC, as the holder of the Series A Preferred Stock, voting as a separate class, is entitled to appoint the Preferred Director to the Board for so long as TDCC beneficially holds 10% or more of the aggregate amount of the outstanding shares of our Common Stock and non-voting common stock. In addition, pursuant to a letter agreement entered into between the Company and TDCC in connection with the Business Combination, until July 31, 2016, TDCC has the right to request that the size of the Board be increased to nine directors. If TDCC makes such a request, TDCC shall have the right to nominate an individual to serve as an independent Class II director on the Board, subject to the written consent of the Company, not to be unreasonably withheld, and the Board will elect such individual to the Board, subject to the fiduciary duties of the members of the Board, to serve until his or her successor is duly elected and qualified.

Code of Business Conduct

        We have adopted a code of business conduct applicable to the directors, officers and employees of the Company and its subsidiaries. We have also adopted corporate governance guidelines which address, among other things, director qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding executive officer compensation. The copy of the code of business conduct and our corporate governance guidelines are both available on the Investor Relations section of our website, www.agrofresh.com.

Communicating with the Board

        Our stockholders may send written communications directly to the Board of Directors or to specified individual directors, including the Chair of the Board or any non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our legal counsel and, depending on the content, will be:

  •
  forwarded to the addressees or distributed at the next scheduled Board meeting;

  •
  if they relate to financial or accounting matters, forwarded to the Audit Committee or distributed at the next scheduled Audit Committee meeting;

  •
  if they relate to executive officer compensation matters, forwarded to the Compensation Committee or discussed at the next scheduled Compensation Committee meeting;

  •
  if they relate to the recommendation of the nomination of an individual, forwarded to the Corporate Governance and Nominating Committee or discussed at the next scheduled Corporate Governance and Nominating Committee meeting; or

  •
  if they relate to our operations, forwarded to the appropriate officers of our Company, and the response or other handling of such communications reported to the Board of Directors at the next scheduled Board meeting.

 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Effective as of August 17, 2015, the Audit Committee engaged Deloitte & Touche LLP ("Deloitte & Touche") as the Company's new independent registered public accounting firm, effective immediately, replacing EisnerAmper LLP ("EisnerAmper") in such role. The audit report of EisnerAmper on the financial statements of the Company for the fiscal year ended December 31, 2014 (the only fiscal year as to which EisnerAmper served as the Company's independent registered public accounting firm) did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2014 and the subsequent interim period through August 17, 2015, the date of EisnerAmper's dismissal, there were no: (i) disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference in connection with its opinion to the subject matter of the disagreement, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). During the years ended December 31, 2014 and 2013, and through August 17, 2015, the date of Deloitte & Touche's engagement, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        On June 30, 2014, KPMG LLP acquired certain assets of Rothstein-Kass, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates ("Rothstein Kass"), which had served as the Company's independent registered public accounting firm since its inception in October 2013. As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Company. Thereafter, on August 11, 2014, the Audit Committee engaged EisnerAmper as the Company's independent registered public accounting firm. During the period from October 24, 2013 (the date of the Company's inception) through December 31, 2013 and through the subsequent interim period preceding Rothstein Kass's resignation, there were no disagreements between the Company and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused them to make reference thereto in their report on the Company's financial statements for such year. During the period from October 24, 2013 (the date of the Company's inception) through December 31, 2013 and through the subsequent interim period preceding Rothstein Kass's resignation, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company's independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal control procedures.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements as of and for the period ended December 31, 2015 with management and with Deloitte & Touche LLP, and discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirement of PCAOB regarding Deloitte & Touche LLP's communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm's independence from the Company and its management. The Committee considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the independence of Deloitte & Touche LLP, and concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of such services. Additionally, the Audit Committee pre-approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP.

        Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted by the Audit Committee,
Robert J. Campbell Marc Lasry Macauley Whiting, Jr.

AUDIT FEES AND SERVICES

        The aggregate fees billed to our Company by EisnerAmper and Rothstein Kass for the fiscal year ended December 31, 2014 and by Deloitte & Touche for the fiscal year ended December 31, 2015 are as follows:

	2014	2015
Audit Fees(1)	$50,000	$362,000
Audit-Related Fees(2)	$0	$142,000
Tax Fees(3)	$1,000	$0
All Other Fees(4)	$0	$0

Total	$51,000	$504,000

(1)
Audit Fees consist of fees incurred for the audits of our annual consolidated financial statements and internal control over financial reporting, for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year and for fees incurred related to other SEC filings.

(2)
Audit-Related Fees consist of fees incurred for accounting consultations, due diligence in connection with planned acquisitions and research services.

(3)
Tax Fees consist of fees incurred for tax compliance, planning and advisory services and due diligence in connection with planned acquisitions.

(4)
All Other Fees consist of products and services provided, other than the products and services described in the other rows of the foregoing table.

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

 EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officer Compensation

        The following provides an overview of our compensation policies and programs and identifies the elements of compensation for 2015 with respect to our "named executive officers," which term is defined by Item 402 of the SEC's Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during 2015, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2015 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2015. Our named executive officers for 2015 were Thomas Macphee, who served as our Chief Executive Officer in 2015 following the consummation of the Business Combination; Stephen S. Trevor, who served as our President and Chief Executive Officer in 2015 until the consummation of the Business Combination; Margaret M. Loebl, who has served as our Executive Vice President and Chief Financial Officer since September 2015; and Stan Howell, who served as our President in 2015 following the consummation of the Business Combination. On March 10, 2016, Mr. Macphee resigned as Chief Executive Officer of the Company, and Mr. Howell will resign as President effective as of April 30, 2016.

        Our Compensation Committee determines, or recommends to the full Board of Directors for determination, the salaries and other compensation of our executive officers (including the named executive officers listed in the Summary Compensation Table below) and makes grants under, and administers, our equity compensation plan. During the year ended December 31, 2015, the compensation committee engaged the firm of Towers Watson to serve as compensation consultants.

        Prior to the consummation of the Business Combination on July 31, 2015, none of our executive officers or directors received any cash (or non-cash) compensation for services rendered to us.

Employment and Severance Agreements

        We have entered into employment agreements with Margaret M. Loebl and Thomas Macphee, as well as separation agreements and releases with Mr. Macphee and Stan Howell, summarized below.

Margaret M. Loebl

        In connection with her appointment as our Executive Vice President and Chief Financial Officer, Margaret M. Loebl entered into an employment agreement, dated as of August 19, 2015 (the "Loebl Employment Agreement"), with the Company. Pursuant to the Loebl Employment Agreement, Ms. Loebl serves as Chief Financial Officer of the Company, reporting to the Chief Executive Officer, for an initial term of three years commencing on September 21, 2015 (or such earlier date as the parties may agree in writing), with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term.

        Ms. Loebl is entitled to receive an initial base salary of $390,000 per year. The Loebl Employment Agreement requires the Company to perform a review of the base salary at the beginning of 2016 (or earlier at the discretion of the Compensation Committee of the Company's Board of Directors), with the assistance of a compensation consultant, and to determine if an increase in the base salary is appropriate. Thereafter, the base salary shall be subject to annual reviews and potential increases, in the Compensation Committee's discretion. Ms. Loebl received a one-time bonus of $225,000 in 2015 pursuant to the Loebl Employment Agreement. Ms. Loebl is also entitled to an annual bonus for each full fiscal year during her employment term, with a target bonus amount equal to 70% of her annual base salary and a maximum bonus equal to two times the target amount, subject to the achievement of performance objectives to be established by the Compensation Committee each year. For 2015,

Ms. Loebl's annual bonus potential was a pro-rated portion of the target amount, based on the Company's achievement of EBITDA of at least $100 million. Because EBITDA for 2015 was below $100 million, the Compensation Committee had the discretion to adjust the annual bonus accordingly.

        If Ms. Loebl's employment under the Loebl Employment Agreement is terminated by the Company without "Cause" or by Ms. Loebl for "Good Reason," unless such termination occurs within six months prior to or following a "Change in Control" (as such terms are defined in the Loebl Employment Agreement), or if the Company elects not to extend the term of employment under the Loebl Employment Agreement beyond the then-current term, the Company will be obligated to pay to Ms. Loebl (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 2.5 times her base salary then in effect, payable in equal installments over a 12-month period, (iii) a portion of any annual bonus payable to her for the remainder of the calendar year in which her employment is terminated, if and when earned, pro-rated for the period of the year during which Ms. Loebl was employed by the Company (the "Pro-Rated Bonus"), less any Additional Pro-Rated Bonus (as defined below) previously paid to Ms. Loebl, and (iv) if Ms. Loebl elects continued "COBRA" health care coverage for herself or her eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over a 12-month period (or such shorter period as Ms. Loebl elects to receive COBRA coverage).

        If Ms. Loebl's employment under the Loebl Employment Agreement is terminated by the Company without Cause or by Ms. Loebl for Good Reason within six months prior to a Change in Control, the Company will be obligated to pay to Ms. Loebl, in addition to the amounts set forth in the preceding paragraph, (i) an amount equal to two times Ms. Loebl's target annual bonus for the calendar year in which her employment is terminated, less an amount equal to 50% of her then-current base salary, payable in equal installments over a 12-month period, and (ii) a portion of the target annual bonus for the calendar year in which her employment is terminated, pro-rated for the period of the year during which Ms. Loebl was employed by the Company, payable on the 60th day following the Change in Control (the "Additional Pro-Rated Bonus"), less any portion of the Pro-Rated Bonus previously paid to Ms. Loebl.

        If Ms. Loebl's employment under the Loebl Employment Agreement is terminated by the Company without Cause or by Ms. Loebl for Good Reason within six months following a Change in Control, the Company will be obligated to pay to Ms. Loebl (i) all accrued but unpaid salary and benefits, (ii) an amount equal to two times her base salary then in effect, payable in equal installments over a 12-month period, (iii) an amount equal to two times Ms. Loebl's target annual bonus for the calendar year in which her employment is terminated, payable in equal installments over a 12-month period, (iv) the Additional Pro-Rated Bonus, and (v) if Ms. Loebl elects continued "COBRA" health care coverage for herself or her eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over a 12-month period (or such shorter period as Ms. Loebl elects to receive COBRA coverage).

        The Company's obligation to pay any of the severance obligations described above (other than salary and benefits accrued through the date of termination of employment) would be subject to Ms. Loebl's execution of a release of all claims against the Company, and such release having become irrevocable.

        Also pursuant to the Loebl Employment Agreement, Ms. Loebl received a nonqualified stock option grant to purchase up to 171,875 shares of the Company's common stock and an award of 85,938 shares of restricted stock, each under the Company's 2015 Incentive Compensation Plan (the "Plan"). Such stock options have an exercise price equal to $12.00 per share and will vest as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date, and such award of restricted stock will vest as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date, subject to the Company's achievement of performance metrics to be determined by the Compensation Committee and set forth in the restricted stock award agreement or in an attachment thereto. The unvested portion of both the stock options and restricted stock award would immediately vest in full upon a "Change in Control" of the Company, or upon the termination of Ms. Loebl's employment by the Company without "Cause" or by Ms. Loebl with "Good Reason," as such terms are defined in the Loebl Employment Agreement.

        The Loebl Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Employment Agreement and for one year thereafter.

Thomas Macphee

        On August 25, 2015, we entered into an employment agreement with Thomas Macphee (the "Macphee Employment Agreement"), who served as the Company's Chief Executive Officer from July 31, 2015 until March 10, 2016. The Macphee Employment Agreement provided for an initial term of three years commencing on July 31, 2015, with automatic successive one-year renewal terms thereafter unless either party were to give notice of non-renewal 30 days prior to the end of the then-current term. Mr. Macphee also served on the Company's Board of Directors pursuant to the Macphee Employment Agreement. The Macphee Employment Agreement has substantially the same terms as the Loebl Employment Agreement, except that (i) Mr. Macphee's initial base salary was $400,000, (ii) his annual target bonus amount was 150% of his base salary, (iii) his annual bonus for 2015, if earned, would not be pro-rated, (iv) he was not entitled to a one-time bonus, (v) if Mr. Macphee's employment was terminated as a result of his death or disability, Mr. Macphee or his estate would have been entitled to receive the cost of his and his dependents' coverage under COBRA for a 12-month period, and (vi) if Mr. Macphee's employment was terminated by the Company without Cause or by Mr. Macphee for Good Reason, he or his estate would be entitled to receive (in lieu of the 12-month COBRA benefit to which Ms. Loebl is entitled) the cost of his and his dependents' coverage under COBRA for a 12-month period. In addition, the Macphee Employment Agreement provided for the grant to Mr. Macphee of stock options and restricted stock awards under the Plan.

        In connection with his resignation, on March 11, 2016, Mr. Macphee entered into a separation agreement and release with the Company (the "Macphee Separation Agreement"), providing for severance benefits substantially the same as those provided for in the Macphee Employment Agreement covering a termination by the Company without "Cause." In particular, Mr. Macphee will be entitled to receive (i) a severance payment of $1,000,000, payable in equal installments over a 12-month period, (ii) a pro rata portion of his annual bonus earned for 2016, if any, based on the portion of 2016 during which Mr. Macphee was employed by the Company, and (iii) a lump sum cash payment equal to the cost of Mr. Macphee's and any dependents' COBRA coverage costs to continue in the Company's health plan for 18 months following separation from employment. The Macphee Separation Agreement provides that the options to purchase shares of common stock previously granted to Mr. Macphee will be canceled and forfeited to the Company and, consistent with the terms of the Macphee Employment Agreement and his restricted stock agreement with the Company, the 171,875 restricted shares of common stock previously granted to him will be fully vested. The Macphee Separation Agreement contains customary confidentiality provisions and a release of claims, as well as an acknowledgment of Mr. Macphee's existing non-competition and non-solicitation obligations, pursuant to the Macphee Employment Agreement.

Stan Howell

        Effective on March 15, 2016, Mr. Howell entered into a separation agreement and release with the Company (the "Howell Separation Agreement"), pursuant to which Mr. Howell will resign from the

Company as of April 30, 2016. Following a revocation period provided for by the Howell Separation Agreement, Mr. Howell will be entitled to receive (i) a severance payment in the amount of 1.5 times his current base salary, payable in equal installments over a 12-month period, (ii) the annual bonus earned by Mr. Howell for 2015 (to the extent not previously paid), (iii) a pro rata portion of his annual bonus earned for 2016, if any, based on the portion of the year during which Mr. Howell is employed by the Company, and (iv) an amount equal to the difference between the premium paid for any COBRA coverage elected by Mr. Howell and the premium charged by the Company to an active employee for comparable coverage, for up to a 12-month period. The Howell Separation Agreement provides that all of the options and shares of restricted stock previously granted to Mr. Howell will be cancelled and forfeited to the Company, except that if the Compensation Committee determines that all or a portion of other employees' restricted stock granted in 2015 will vest as a result of the Company's 2015 financial performance, the Compensation Committee will consider vesting a portion of Mr. Howell's restricted shares (up to a maximum of 28,646 shares). Subsequent to the execution of the Howell Separation Agreement, the Compensation Committee determined that the 2015 financial performance criteria for vesting of restricted stock granted in 2015 was satisfied, and determined that 14,323 shares of restricted stock previously granted to Mr. Howell would vest. The Howell Separation Agreement contains customary confidentiality provisions and a release of claims, as well as non-competition and non-solicitation covenants applicable for a period of 12 months following Mr. Howell's termination of employment.

Summary Compensation Table

        The following table sets forth the total compensation earned by each of our named executive officers in 2015, following the consummation of the Business Combination.

Name and Principal Positions(1)	Year	Salary ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)

Thomas Macphee Former Chief Executive Officer(5)	2015	$153,846.20	—		$1,089,687.50	$1,457,500.00	—	$30,000.02	$2,731,033.72

Stan Howell President(6)	2015	$131,953.80	$53,095.00		$544,846.92	$728,750.00	—	$17,153.98	$1,475,799.70

Margaret M. Loebl Executive Vice President and Chief Financial Officer(7)	2015	$97,500.00	$279,166.00	(8)	$544,846.92	$728,750.00	—	$13,250.00	$1,663,512.92

(1)
Stephen S. Trevor, who served as our President and Chief Executive Officer until the consummation of the Business Combination on July 31, 2015, is not included in the table as he did not receive any cash (or non-cash) compensation for services rendered to us.

(2)
Amounts represent the full grant date fair value of the restricted stock award granted calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for the award and does not correspond to the actual value that will be realized by the executive, if any. For a discussion of valuation assumptions and methodologies, see Note 13 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(3)
Amounts represent the full grant date fair value of option awards granted to our named executive officers during 2015 calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for these awards and do not correspond to the actual value that will be realized by the executives, if any. For a discussion of valuation assumptions and methodologies, see Note 13 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(4)
Amounts represent the Company's contributions to the applicable executive officer's accounts in our 401(k) plan.

(5)
Mr. Macphee served as our Chief Executive Officer from July 31, 2015 to March 10, 2016.

(6)
Mr. Howell has served as our President since July 31, 2015. Mr. Howell will be resigning as President effective as of April 30, 2016.

(7)
Ms. Loebl was appointed Executive Vice President and Chief Financial Officer effective on September 21, 2015.

(8)
Includes a sign-on bonus of $225,000.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding unexercised options and unvested restricted stock awards for each of our named executive officers that were outstanding as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options— Exercisable		Number of Securities Underlying Unexercised Options— Unexercisable	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(1)

Thomas Macphee	343,750	(2)	—	$12.00	08/13/2025	171,875	(3)	$1,087,969

Stan Howell	171,875	(4)	—	$12.00	08/13/2025	85,938	(5)	$543,988

Margaret M. Loebl	171,875	(6)	—	$12.00	09/21/2025	85,938	(7)	$543,988

(1)
The market value of these stock awards is based on the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2015, which was $6.33.

(2)
This option was to vest as to one-third of the shares subject thereto on the first anniversary of the date of grant (August 13, 2015) and as to the balance in 24 equal monthly installments, commencing on the 13-month anniversary of the date of grant. This option was cancelled and forfeited effective on March 10, 2016, pursuant to the terms of the Macphee Separation Agreement.

(3)
This award was to vest as to one-third of the shares subject thereto on the first anniversary of the date of grant (August 13, 2015) and as to the balance in 24 equal monthly installments, commencing on the 13-month anniversary of the date of grant, subject to the Company's achievement of performance metrics to be determined by the Compensation Committee. This award vested in full effective on March 10, 2016, pursuant to the terms of the Macphee Separation Agreement.

(4)
This option was to vest as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date (August 13, 2015). This option will be cancelled and forfeited upon Mr. Howell's termination of employment with the Company, pursuant to the terms of the Howell Separation Agreement.

(5)
This award was to vest as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date (August 13, 2015), subject to the Company's achievement of performance metrics to be determined by the Compensation Committee. Pursuant to the terms of the Howell Separation Agreement, this award will be cancelled and forfeited upon Mr. Howell's termination of employment with the Company, except that if the Compensation Committee determines that all or a portion of other employees' restricted stock granted in 2015 will vest as a result of the Company's 2015 financial performance, the Compensation Committee will consider vesting a portion of Mr. Howell's restricted shares (up to a maximum of 28,646 shares). Subsequent to the execution of the Howell Separation Agreement, the Compensation Committee determined that the 2015 financial performance criteria for vesting of restricted stock granted in 2015 was satisfied, and determined that 14,323 shares of restricted stock previously granted to Mr. Howell would vest.

(6)
This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date (September 21, 2015).

(7)
This award vests as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date (September 21, 2015), subject to the Company's achievement of performance metrics to be determined by the Compensation Committee.

Director Compensation

        Prior to the consummation of the Business Combination our directors were not compensated for their service on the Board. On November 13, 2015, the Board, based on the recommendation of the Compensation Committee, adopted a Non-Employee Director Compensation Plan for 2015 (the "Director Compensation Plan"), to be effective as of that date, which sets forth the terms upon which non-employee independent directors (other than Mr. Trevor and Mr. Lasry, who are not entitled to receive any compensation) are compensated for their service on the Board. Under the terms of the Director Compensation Plan, each participating non-employee independent director receives an annual cash retainer of $60,000, and the Chair of the Board receives an additional annual cash retainer of $40,000, in each case retroactive to August 1, 2015. In addition, each participating non-employee director received, effective December 31, 2015, a grant, under the Plan, of shares of restricted stock having a value on the grant date equal to the product of (i) $75,000 (or, in the case of the Chair of the Board, $100,000) and (ii) a fraction, where the number is the number of days between August 1, 2015 and December 31, 2015 that such director serves on the Board and the denominator is 360, in each case subject to vesting over a three-year period commencing on the grant date. We also reimburse directors for reasonable travel and other expenses in connection with attending meetings of the board.

        The following table provides compensation information for our non-employee directors who earned compensation for service on our Board in 2015.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Robert J. Campbell	$25,500	$31,875	$57,375
Nance K. Dicciani	$42,500	$42,500	$85,000
Mark Ein(2)	$23,500	$29,167	$52,667
Gregory M. Freiwald	$25,500	$31,875	$57,375
Macauley Whiting, Jr.	$25,500	$31,875	$57,375

(1)
Amounts represent the full grant date fair value of stock awards granted to our directors during 2015 calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for these awards and do not correspond to the actual value that will be realized by the directors, if any. For a discussion of valuation assumptions and methodologies, see Note 13 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(2)
Mr. Ein resigned as a director on February 9, 2016.

Compensation Committee Interlocks and Insider Participation

        Ms. Dicciani, Mr. Freiwald, Mr. Trevor and Mr. Whiting served on the Compensation Committee in 2015. No member of the committee has served as one of our officers or employees at any time, except that Mr. Trevor served, without compensation, as our President and Chief Executive Officer until the consummation of the Business Combination on July 31, 2015, and Ms. Dicciani and Mr. Trevor currently serve, without compensation, as co-members of the Office of the Chair on an interim basis. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Securities Authorized for Issuance under Equity Compensation Plans

        The Plan is our only equity-based compensation plan. The following table sets forth information as of December 31, 2015, concerning the Plan, which was approved by stockholders.

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price per Share of Outstanding Options	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plan approved by security holders	1,106,875	$12.00	1,020,247

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of April 1, 2016 by:

  •
  each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;

  •
  each of our executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        The following table lists the number of shares and percentage of shares beneficially owned based on 50,562,176 shares of Common Stock outstanding as of April 1, 2016.

        Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of April 1, 2016, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

        Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as indicated in the footnotes to this table, the address for each beneficial owner is c/o AgroFresh Solutions, Inc., 100 S. Independence Mall West, Philadelphia, Pennsylvania 19106.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate percentage of outstanding Shares
The Dow Chemical Company(1)	17,500,000	34.6%
Boulevard Acquisition Sponsor, LLC(2)	10,723,665	18.9%
Marc Lasry(2)	10,723,665	18.9%
Sonia E. Gardner(2)	10,723,665	18.9%
First Manhattan Co(3)	2,743,225	5.4%
Nance K. Dicciani(4)	37,703	*
Stephen S. Trevor	15,000	*
Robert J. Campbell(5)	33,403	*
Gregory M. Freiwald(6)	14,028	*
Torsten Kraef	5,000	*
Macauley Whiting, Jr.(7)	15,028	*
Margaret M. Loebl(8)	95,938	*
Stan Howell	—	*
Thomas Ermi(9)	41,250	*
Mark Zettler(9)	41,250	*
All directors and executive officers as a group (eleven individuals)	11,022,265	19.4%

*
Less than 1%.

(1)
Based on a Schedule 13D filed on August 10, 2015. The business address of The Dow Chemical Company is 2030 Dow Center, Midland, MI 48674.

(2)
Based on an amendment to Schedule 13D filed on August 22, 2015 by Boulevard Acquisition Sponsor, LLC (the "Sponsor"), Marc Lasry and Sonia E. Gardner. Consists of (i) 4,563,665 shares of Common Stock held by the Sponsor, including 1,364,343 shares that are subject to forfeiture on July 31, 2020 unless the last sales price of the Common Stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period prior to that date, and (ii) 6,160,000 shares of Common Stock which the Sponsor has the right to acquire upon the exercise of warrants that are currently exercisable. Marc Lasry and Sonia E. Gardner are the sole managing members and are the sole voting members of the Sponsor and, accordingly, may be deemed to share beneficial ownership of the shares and warrants held by the Sponsor. The business address of each of the Sponsor, Mr. Lasry and Ms. Gardner is 399 Park Avenue, 6th Floor, New York, New York 10022.

(3)
Based on a Schedule 13G filed on February 12, 2016 by First Manhattan Co. The business address of First Manhattan Co is 399 Park Avenue, New York, New York 10022.

(4)
Includes (i) 6,703 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018, and (ii) 3,000 shares which are owned by Ms. Dicciani's domestic partner.

(5)
Includes (i) 5,028 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018 and (ii) 4,594 shares that are subject to forfeiture on July 31, 2020 unless the last sales price of the Common Stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period prior to that date.

(6)
Includes 5,028 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018.

(7)
Includes 5,028 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018.

(8)
Includes 85,938 shares of restricted stock which vest in three equal annual installments beginning on September 21, 2016, subject to the Issuer's achievement of performance metrics.

(9)
Consists of shares of restricted stock which vest in three equal annual installments beginning on September 21, 2016, subject to the Issuer's achievement of performance metrics.

Change in Control of the Company

        On July 31, 2015, we consummated the Business Combination pursuant to the Purchase Agreement, providing for the acquisition by the Company of the AgroFresh business from TDCC, resulting in AgroFresh Inc. becoming a wholly-owned, indirect subsidiary of the registrant. The Company issued 17,500,000 shares of Common Stock and one share of Series A Preferred Stock to a subsidiary of TDCC upon the consummation of the Business Combination.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, management believes that all of these reports were filed in a timely manner during 2015.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee has the responsibility to review and approve all related party transactions, as contemplated by Item 404 of the SEC's Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term "related party transaction" is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

        The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors' and officers' questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

        The following paragraphs discuss related party transactions that occurred during 2015 and/or that are contemplated during 2016 (other than compensation paid or awarded to the Company's directors, director nominees and executive officers that is required to be discussed, or is exempt from discussion, in the sections of this proxy statement entitled "Compensation of Executive Officers" and "Compensation of Directors").

        On April 30, 2015, we entered into the Purchase Agreement with TDCC, pursuant to which we consummated the Business Combination on July 31, 2015. Upon the consummation of the Business Combination, we paid TDCC cash consideration of $635 million, subject to a working capital adjustment, and issued to TDCC 17,500,000 shares of our Common Stock and one share of Series A Preferred Stock. The Purchase Agreement also provides that TDCC is entitled to receive a deferred payment of $50 million in March 2018 if we achieve a specified average EBITDA level over 2016 and 2017.

        On July 31, 2015, in connection with, and as a condition to the consummation of the Business Combination, the Company, TDCC, Rohm & Haas Company, a subsidiary of TDCC ("R&H"), the Sponsor, Robert J. Campbell, a member of our Board, and Joel Citron and Darren Thompson, each of whom was a member of our Board prior to the consummation of the Business Combination (each individual, together with the Sponsor, collectively the "Initial Stockholders") entered into an Investor Rights Agreement (the "Investor Rights Agreement"). Pursuant to the Investor Rights Agreement, any direct or indirect holder of our Common Stock that is party to the Investor Rights Agreement is entitled to demand that the Company register the resale of its securities subject to certain minimum requirements. In addition, such holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the Closing. The Company is required to deliver financial statements and other information for each accounting period to TDCC, R&H, and their subsidiaries that are holders of Common Stock or other equity securities of the Company. The Investor Rights Agreement provides that the Company will take all necessary action to cause (i) the Preferred Director to be elected a member of the board of directors of each subsidiary of the Company, and (ii) each of

Gregory F. Freiwald and Macauley Whiting, Jr., each of whom were nominated to the Board by TDCC pursuant to the terms of the Purchase Agreement, to be appointed a member of each committee of the Board of which the Preferred Director is not a member. The Investor Rights Agreement also provides for a lock-up period for the shares of Common Stock held by TDCC, R&H and the Initial Stockholders ending twelve months after the consummation of the Business Combination, subject to limited exceptions, including that R&H has the right to transfer its securities if, in its sole discretion, R&H determines in good faith that its ownership percentage of Common Stock and non-voting common stock of the Company would require it to consolidate the results of operations and financial position of the Company (a "Consolidation Risk") and if after providing the Company with notice of this Consolidation Risk (the "Consolidation Notice"), the Company has not engaged R&H in transactions to reduce its ownership percentage to a level to remediate the Consolidation Risk within 20 business days following the date of the Consolidation Notice. The Investor Rights Agreement supersedes all similar agreements relating to the right to register securities of the Company, and terminates any such agreements between the Company and the Initial Stockholders.

        On July 31, 2015, in connection with, and as a condition to the consummation of the Business Combination, TDCC, R&H, AgroFresh, Inc., a wholly-owned subsidiary of the Company ("AgroFresh"), and the Company entered into a Tax Receivables Agreement (the "Tax Receivables Agreement"). Pursuant to the Tax Receivables Agreement, the Company is required to pay annually to TDCC 85% of the amount of the tax savings, if any, in U.S. Federal, state and local income tax or franchise tax that the Company actually realizes as a result of the increase in tax basis of the AgroFresh assets resulting from a section 338(h)(10) election that Boulevard and TDCC made in connection with the Business Combination. While the amount and timing of any payments under the Tax Receivables Agreement will vary depending upon a number of factors, including the amount and timing of our income, we expect that during the anticipated term of the Tax Receivables Agreement the payments that we may make to TDCC could be substantial. In addition, payments under the Tax Receivables Agreement will give rise to additional tax benefits and therefore to additional potential payments under the Tax Receivables Agreement. The term of the Tax Receivables Agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the Tax Receivables Agreement for an amount based on an agreed value of payments remaining to be made under the Tax Receivables Agreement.

        On July 31, 2015, in connection with, and as a condition to the consummation of the Business Combination, TDCC and AgroFresh entered into a Transition Services Agreement (the "Transition Services Agreement"). Pursuant to the Transition Services Agreement, TDCC provides AgroFresh with, among other things, certain marketing and sales, customer service, supply chain, environmental health and safety, consulting, business records, packaging and storage, research and development, information technology and finance services for a limited period of time after the consummation of the Business Combination (ranging from six months to five years depending on the service), in exchange for the fees set forth in the Transition Services Agreement. The Transition Services Agreement also provided for a $5 million execution fee that the Company paid to TDCC on the Closing Date.

        On July 31, 2015, in connection with, and as a condition to the consummation of the Business Combination, TDCC, R&H, the Company and the Sponsor entered into a Warrant Purchase Agreement (the "Warrant Purchase Agreement"). Pursuant to the Warrant Purchase Agreement, beginning on July 31, 2015 and ending on April 30, 2016, the Company was required to purchase in the open market warrants issued in connection with the Company's initial public offering (the "Public Offering"), in an aggregate amount of $10 million, at a purchase price per warrant of no more than $1.25. If the Company had not purchased in the aggregate $10 million of warrants before April 30, 2016, the Sponsor had the option to sell to the Company private placement warrants it holds at $1.00 per private placement warrant to satisfy the obligation (such private placement warrants, together with all other warrants purchased under the Warrant Purchase Agreement, the "Purchased Warrants").

Pursuant to the Warrant Purchase Agreement, the Company is required to issue to R&H no later than April 30, 2016, warrants to purchase Common Stock representing 66 2/3% of the Purchased Warrants at no cost to R&H and on the same terms as the warrants issued in connection with the Public Offering. In the event that the Company has not issued to R&H an aggregate of 6,000,000 warrants on or prior to April 30, 2016, (a) the Sponsor will be required to transfer to the Company, at no cost to the Company, the number of warrants equal to one-half of the difference between (i) 6,000,000 and (ii) the number of warrants issued by the Company to R&H on or prior to such date (such difference between clauses (i) and (ii), the "Make-Up Warrant Amount") and (b) the Company will be required to issue such number of warrants equal to the Make-Up Warrant Amount.

        On December 17, 2015, the Company entered into a letter agreement (the "Letter Agreement") with TDCC, R&H and the Sponsor, modifying certain provisions of the Warrant Purchase Agreement. The Letter Agreement provides that, notwithstanding anything to the contrary in the Warrant Purchase Agreement, (i) the Company shall have no obligation to purchase any of the Company's public warrants in the open market pursuant to the Warrant Purchase Agreement and (ii) the Sponsor irrevocably waives its right to sell to the Company private placement warrants at $1.00 per private placement warrant as described above. Other than the foregoing, the Letter Agreement does not modify the terms of the Warrant Purchase Agreement.

 PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

 PROPOSAL 1

ELECTION OF DIRECTOR

Nominee

        Our Amended and Restated Certificate of Incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred stock, shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at nine, with two vacancies, and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Marc Lasry is currently the only Class I director, which is the class of directors with a term expiring at the 2016 annual meeting, as there are two vacancies in Class I. Mr. Lasry has been nominated by our Board of Directors for re-election at the annual meeting for a three-year term expiring in 2019.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named above. Mr. Lasry currently is a Class I director of our Company. In the event that Mr. Lasry is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that Mr. Lasry will be unable or will decline to serve as a director.

        Although there are currently two directorship vacancies in Class I of the Board, proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Vote Required

        The nominee for election as a Class I director at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our Class I director. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote "FOR" all nominees, "AGAINST" all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

        The Board of Directors recommends a vote "for" the nominee named herein.

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed Deloitte & Touche to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2016. Our organizational documents do not require that our stockholders ratify the appointment of Deloitte & Touche as our independent registered public accounting firm. We are submitting the appointment of Deloitte & Touche to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain Deloitte & Touche. We anticipate that representatives of Deloitte & Touche will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Vote Required

        The approval of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Deloitte & Touche, you may vote "FOR" or "AGAINST" or abstain from voting.

Board Recommendation

        The Board of Directors recommends a vote "for" the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

 PROPOSAL 3

BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING

        If the number of shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon is insufficient to constitute a quorum or if shares of Common Stock voting in favor of one or more of the proposals is insufficient to take any of the actions described herein, then the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies. In that event, we will ask the Company's stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 3, and not any of the other proposals.

        In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote and seek to convince the holders of those shares to change their votes in favor or such proposals.

        Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than the announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company's Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Vote Required

        To be approved, the proposal to adjourn and postpone the annual meeting requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon whether or not a quorum is present.

Board Recommendation

        The Board recommends that stockholders vote "for" the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

 OTHER INFORMATION

Submission of Stockholder Proposals for the 2017 Annual Meeting of Stockholders

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders (the "2017 Annual Meeting"), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than December 19, 2016, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

        Under the Company's Bylaws, stockholders who wish to submit a proposal at the 2017 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us between February 2, 2017, and March 4, 2017. If the date of the 2017 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2016 annual meeting, a stockholder's notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2017 Annual Meeting and not later than the later of the close of business on the 90th day before the 2017 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2017 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us by March 4, 2017, and such proposal is brought before the 2017 Annual Meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2017 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. Stockholders should submit their proposals to our principal executive and administrative offices at 100 S. Independence Mall West, Philadelphia, Pennsylvania 19106, Attention: Corporate Secretary.

Annual Report and Other Matters

        Our Annual Report on Form 10-K for the year ended December 31, 2015, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

        We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company's Secretary at our principal executive and administrative offices set forth in this proxy statement.

INCORPORATED BY REFERENCE

        To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the section of this proxy statement entitled "Audit Committee Report" (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in that section shall not be deemed "filed" with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

 OTHER MATTERS

        We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the person named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: April 15, 2016

ANNUAL MEETING OF STOCKHOLDERS OF

AGROFRESH SOLUTIONS, INC.

June 2, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at: www.agrofresh.com

Please sign, date, and mail your proxy card in the envelope provided promptly.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS:  1, 2 AND 3

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Margaret M. Loebl, individually, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at 100 S. Independence Mall West, Philadelphia, PA 19106 on June 2, 2016 at 8:30 a.m. Eastern Time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.	ELECTION OF DIRECTORS:	NOMINEE:

	☐ FOR THE NOMINEE	Marc Lasry
☐ WITHHOLD AUTHORITY
FOR THE NOMINEE

		For	Against	Abstain

2.	Approval of the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.	☐	☐	☐

3.	Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates.	☐	☐	☐

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

AGROFRESH SOLUTIONS, INC. 100 S. Independence Mall West Philadelphia, PA 19106
AGROFRESH SOLUTIONS, INC. 100 S. Independence Mall West Philadelphia, PA 19106
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
AUDIT COMMITTEE REPORT
AUDIT FEES AND SERVICES
EXECUTIVE AND DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTOR
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING
OTHER INFORMATION
INCORPORATED BY REFERENCE
OTHER MATTERS